INVERSE HIGH YIELD STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Amount

Value

REPURCHASE AGREEMENTS

153.8%

Collateralized by U.S. Treasury

Obligations

Mizuho Financial Group, Inc.

issued 12/31/07 at 1.40% due

01/02/08

$

6,049,768 $

6,049,768

Lehman Brothers Holdings,

Inc.

issued 12/31/07 at 1.00% due

01/02/08

3,569,064

3,569,064

Morgan Stanley issued

12/31/07 at 1.20% due

01/02/08

930,733

________

930,733

Total Repurchase Agreements

(Cost $10,549,565)

________

10,549,565

Total Investments 153.8%

(Cost $10,549,565)

$

________

10,549,565

Liabilities in Excess of Other

Assets – (53.8)%

$

________

(3,688,485)

Net Assets – 100.0%

$

6,861,080

Contracts

Unrealized

Loss

Futures Contracts Sold Short

March 2008 U.S. 5 Year Treasury

Note Futures Contracts

(Aggregate Market Value of

Contracts $7,278,563)

66 $

(8,127)

Notional

Principal

Credit Default Swap Agreement Protection Purchased

Dow Jones CDX North

America High Yield Swap

Agreement, Series 9

Protection Premium Rate

3.75% Terminating 12/20/12 $

8,600,000   $

(5,375)

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